Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
415-315-3718	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces Third Quarter 2010 Financial Results and

Quarterly Distribution of $0.14 per Common Share

SAN FRANCISCO, CA, November 4, 2010—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

•                  Net income for the three months ended September 30, 2010 of $82.3 million, or $0.52 per diluted common share.

•                  Declared a cash distribution of $0.14 per common share for the third quarter of 2010.

•                  Book value of $8.60 per share as of September 30, 2010, an increase of $0.52 from $8.08 as of June 30, 2010.

For the three and nine months ended September 30, 2010, KFN reported net income of $82.3 million, or $0.52 per diluted common share, and $292.9 million, or $1.85 per diluted common share, respectively. For the three and nine months ended September 30, 2009, net income totaled $67.2 million, or $0.42 per diluted common share, and $74.8 million, or $0.49 per diluted common share, respectively.

KFN’s third quarter 2010 results reflect net investment income of $78.3 million, other income of $26.6 million and non-investment expenses of $22.2 million. Net investment income of $78.3 million for the three months ended September 30, 2010 reflects an increase in net investment income of $5.6 million from $72.7 million for the three months ended September 30, 2009. Additionally, net investment income for the three months ended September 30, 2010 includes a provision for loan losses of $8.1 million as compared to nil for the three months ended September 30, 2009. Other income of $26.6 million for the three months ended September 30, 2010 reflects an increase of $13.6 million from $13.0 million for the three months ended September 30, 2009 that is primarily attributable to realized gains from the sales of certain corporate debt holdings during quarter ended September 30, 2010.

Distributions

On November 3, 2010, the Company’s board of directors declared a cash distribution of $0.14 per common share for the quarter ended September 30, 2010. The distribution is payable on December 1, 2010 to common shareholders of record as of the close of business on November 17, 2010.

Portfolio Review and CLO Subsidiaries

The Company’s portfolio primarily consists of below investment grade corporate loans, often referred to as syndicated bank loans or leveraged loans, and high yield debt securities. These holdings have an aggregate par balance of $8.0 billion and an aggregate estimated fair value of $7.3 billion as of September 30, 2010.  Accordingly, the Company’s corporate debt portfolio had a market value of 92% of par value as of September 30, 2010 and the Company’s corporate debt portfolio had a carrying value on the Company’s balance sheet of 92% of par value as of September 30, 2010.

The majority of the Company’s portfolio is held through its collateralized loan obligation (“CLO”) subsidiaries that are structured as on-balance sheet securitizations and are used as long term financing for its portfolio assets. As of September 30, 2010, the Company’s CLOs held corporate debt securities and loans with an aggregate par balance of $7.3 billion and an estimated fair value of $6.8 billion. In comparison, the Company’s CLOs held corporate debt securities and loans with an aggregate par balance of $7.4 billion (estimated fair value of $6.7 billion) and $7.4 billion (estimated fair value of $6.6 billion) as of June 30, 2010 and December 31, 2009, respectively.

As of September 30, 2010, the Company’s corporate debt securities and loans not held in CLOs had an aggregate par of $703.2 million and an estimated fair value of $569.4 million. In comparison, the aggregate par value of the Company’s corporate debt securities and loans not held in CLOs totaled $681.5 million (estimated fair value of $532.9 million) and $759.6 million (estimated fair value of $588.5 million) as of June 30, 2010 and December 31, 2009, respectively.

Book Value

The Company’s book value per common share increased to $8.60 as of September 30, 2010 from $8.08 as of June 30, 2010 and $7.37 as of December 31, 2009. The increase in book value per share of $0.52 from June 30, 2010 is primarily attributable to net income of $82.3 million for the three months ended September 30, 2010 and an increase in accumulated other comprehensive income, a component of shareholders’ equity, primarily due to appreciation in the estimated fair values of high yield debt securities.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the third quarter ended September 30, 2010 on November 4, 2010, at 5:00 p.m. EDT. The conference call may be accessed by dialing (888) 312-9863 (Domestic) or (719) 325-2237 (International); a pass code is not required. A telephonic replay of the call will be available through November 18, 2010 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 1543768. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

From time to time the Company may use its website as a channel of distribution of material company information. Financial and other important information regarding the Company is routinely posted on and accessible at the Investor Relations section for KFN at www.kkr.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling your email by visiting the “Email Alerts” area in KFN’s Investor Relations section.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company. KFN’s core business strategy focuses on corporate debt throughout the capital structure with a particular emphasis on debt issued by large capitalization firms with broad geographic and product offerings. KFN executes its core business strategy through its majority-owned subsidiaries. Additionally, KFN has made or may make investments in other asset classes including natural resources and real estate. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC (formerly known as Kohlberg Kravis Roberts & Co. (Fixed Income) LLC), which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 4, 2010.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended September 30, 2010	For the three months ended September 30, 2009	For the nine months ended September 30, 2010	For the nine months ended September 30, 2009
Net investment income:
Loan interest income	$96,814	$113,460	$282,812	$364,583
Securities interest income	25,406	21,701	79,067	73,805
Other interest income	29	75	2,086	824
Total investment income	122,249	135,236	363,965	439,212
Interest expense	30,051	57,340	100,402	219,625
Interest expense to affiliates	5,791	5,171	17,072	16,355
Provision for loan losses	8,087	—	8,087	39,795
Net investment income	78,320	72,725	238,404	163,437
Other income (loss):
Net realized and unrealized gain (loss) on investments	19,441	21,181	83,803	(85,576)
Net realized and unrealized gain (loss) on derivatives and foreign exchange	3,831	19,930	(3,437)	58,831
Net realized and unrealized gain (loss) on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	1,492	(17,681)	(7,764)	(44,545)
Net realized and unrealized (loss) gain on securities sold, not yet purchased	—	(996)	(756)	2,920
Net (loss) gain on restructuring and extinguishment of debt	—	(10,627)	39,999	30,836
Other income	1,863	1,239	9,085	4,150
Total other income (loss):	26,627	13,046	120,930	(33,384)
Non-investment expenses:
Related party management compensation	17,551	14,616	52,518	36,132
General, administrative and directors expenses	3,561	1,539	10,127	6,917
Professional services	1,041	441	3,335	5,916
Loan servicing	—	1,925	—	6,117
Total non-investment expenses	22,153	18,521	65,980	55,082
Income before income tax expense	82,794	67,250	293,354	74,971
Income tax expense	452	63	489	151
Net income	$82,342	$67,187	292,865	$74,820

Net income per common share:
Basic	$0.52	$0.42	$1.85	$0.49
Diluted	$0.52	$0.42	$1.85	$0.49

Weighted-average number of common shares outstanding:
Basic	157,057	156,997	157,018	152,664
Diluted	157,461	156,997	157,294	152,664
Distributions declared per common shares	$0.12	$—	$0.29	$—

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$96,991	$97,086
Restricted cash and cash equivalents	365,220	342,706
Securities available-for-sale, $727,485 and $740,949 pledged as collateral as of September 30, 2010 and December 31, 2009, respectively	849,022	755,686
Corporate loans, net of allowance for loan losses of $209,030 and $237,308 as of September 30, 2010 and December 31, 2009, respectively	5,815,544	5,617,925
Corporate loans held for sale	667,196	925,718
Residential mortgage-backed securities, at estimated fair value, $4,235 and $47,572 pledged as collateral as of September 30, 2010 and December 31, 2009, respectively	106,252	47,572
Residential mortgage loans, at estimated fair value	—	2,097,699
Equity investments, at estimated fair value, $13,286 and $110,812 pledged as collateral as of September 30, 2010 and December 31, 2009, respectively	84,307	120,269
Derivative assets	20,004	15,784
Interest and principal receivable	83,195	98,313
Reverse repurchase agreements	—	80,250
Other assets	72,325	100,997
Total assets	$8,160,056	$10,300,005
Liabilities
Collateralized loan obligation secured notes	$5,630,141	$5,667,716
Collateralized loan obligation junior secured notes to affiliates	371,062	533,786
Senior secured credit facility	—	175,000
Convertible senior notes	343,863	275,800
Junior subordinated notes	283,517	283,517
Residential mortgage-backed securities issued, at estimated fair value	—	2,034,772
Accounts payable, accrued expenses and other liabilities	27,312	7,240
Accrued interest payable	17,538	25,297
Accrued interest payable to affiliates	3,846	2,911
Related party payable	12,431	3,367
Securities sold, not yet purchased	—	77,971
Derivative liabilities	108,697	45,970
Total liabilities	6,798,407	9,133,347
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Common shares, no par value, 500,000,000 shares authorized, and 158,412,565 and 158,359,757 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	—	—
Paid-in-capital	2,578,945	2,563,634
Accumulated other comprehensive income	85,474	152,728
Accumulated deficit	(1,302,770)	(1,549,704)
Total shareholders’ equity	1,361,649	1,166,658
Total liabilities and shareholders’ equity	$8,160,056	$10,300,005